Exhibit 99.2

AVANT DIAGNOSTICS, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	September 30, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash	$1,207,898	$569,960
Accounts receivable	17,454	-
Prepaid expenses	98,907	-
Total current assets	1,324,258	569,960

Other Assets:
Intellectual Property	3,075,868	3,209,602
Website development cost, net	1,596	2,125
Patent costs, net	160,500	124,668
Furniture and Equipment	441,150	366,359
Leasehold improvements	126,000
Other Assets	19,505	25,805
		3,728,559
Total Assets	$5,148,878	$4,298,519

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	209,587	1,449,683
Accrued expenses	234,495	446,039
Accrued payroll and benefits	19,402	478,333
Deferred compensation	46,443
Other current liabilities	(4,717)
Notes Payable		24,759
Derivative liability	-	277,569
Total current liabilities	505,210	2,676,383

Long Term Liabilities
Notes payable - capital leases	173,718	-
Notes payable - other	89,996	-
Total current liabilities	263,714	-

Total Liabilities	768,923	2,676,383

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.001 par value; 50,000,000 shares authorized
Capital Stock
Series A preferred stock $0.001 par value; 2,211,00 and 2,051,000 shares outstanding as of March 31, 2020 and September 30, 2019, respectively	2,211	2,051
Series B preferred stock $0.001 par value; 25,615,870 and 25,615,870 shares outstanding as of March 31, 2020 and September 30, 2019, respectively	25,615	25,615
Series C preferred stock $0.001 par value; 150,000 and 150,000 shares outstanding as of March 31, 2020 and September 30, 2019, respectively	150	150
Series D preferred stock $0.001 par value; 1,915,000 and 1,358,000 shares outstanding as of March 31, 2020 and September 30, 2019, respectively	1,915	1,358
Series E preferred stock $0.001 par value; 2,490,000 and 0 shares outstanding as of March 31, 2020 and September 30, 2019, respectively	2,490	-
Common Stock $0.00001 par value, 450,000,000 shares authorized; 347,009,000 and 347,009,000 shares outstanding as of March 31, 2020 and September 30, 2019, respectively	3,470	3,470
Additional paid-in capital	40,633,389	37,345,682
Cashless warrants	76	67
Accumulated deficit	(36,289,361)	(35,756,257)

Total Stockholders’ Equity (Deficit)	4,379,955	1,622,136

Total Liabilities and Stockholders’ Equity	$5,148,878	$4,298,519

F-1

AVANT DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THREE AND SIX MONTHS ENDED MARCH 31, 2020

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue	17,454	-	68,464	-

Cost of revenue	158,600	-	185,201	-
			-
Gross profit	(141,146)	-	(116,737)	-

Operating expenses:
Selling, general and administrative	83,798	255,106	553,600	531,838
Research and development	1,773	-	8,364	-
Professional fees	(61,531)	182,110	44,830	418,139
Bad debt expense	(203,989)	-	(203,989)	-
Total operating expenses	(179,949)	437,216	402,805	949,977

Loss from operations	38,803	(437,216)	(519,542)	(949,977)

Other income (expense):
Interest income (expense)	54,285	(31,744)	46,802	(38,489)
Director fees	(20,000)		(20,000)
Legal judgement/settlement	(34,064)		(34,064)
Unrealized gain (loss) on Investment	(1,400)	8,500	(6,300)	(5,300)
(Loss) gain on change in fair value of derivative	-	107,143	-	193,546
Total other income (expense)	(1,179)	83,899	(13,562)	149,757

Net Loss	37,624	(353,317)	(533,104)	(800,220)

Comprehensive loss:
Net loss	37,624	(353,317)	(533,104)	(800,220)
Unrealized loss on available for sale securities	-	-	-	-

Comprehensive loss	$37,624	$(353,317)	$(533,104)	$(800,220)

Net Loss Per Common Share:
Basic	0.000108424	-0.001018178	-0.001536283	-0.00230605

Weighted Average Common Shares Outstanding:
Basic	347,009,000	347,009,000	347,009,000	347,009,000

F-2

AVANT DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2020

(UNAUDITED)

	Warrants		Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances at September 30, 2019	67	$67	29,174,000	$29,174	346,957,722	$3,470	$37,345,682	$(35,756,257)	$1,622,136

Sale of Preferred Stock	-	-	2,632,000	2,632	-	-	2,713,736	-	2,716,368

Net loss	-	-	-	-	-	-	-	(570,728)	(570,728)

Balances at December 31, 2019	67	$67	31,806,000	$31,806	346,957,722	$3,470	$40,059,418	$(36,326,985)	$3,767,776

Sale of Preferred Stock	9	9	575,000	575	-	-	573,968	-	574,552

Net loss	-	-	-	-	-	-	-	37,624	37,624

Balances at March 31, 2020	76	$76	32,381,000	$32,381	346,957,722	$3,470	$40,633,386	$(36,289,361)	$4,379,951

F-3

AVANT DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2019

(UNAUDITED)

	Warrants		Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances at September 30, 2018	67	$67	27,397	$27,397	336,957,722	$3,370	$35,569,540	$(33,530,848)	$2,069,526

Sale of Preferred Stock	-	-	259	259	-	-	259,211	-	259,470

Net loss	-	-	-	-	-	-	-	(452,103)	(452,103)

Balances at December 31, 2018	67	$67	27,656	$27,656	336,957,722	$3,370	$35,828,751	$(33,982,951)	$1,876,893

Sale of Preferred Stock	-	-	319	319	-	-	319,151	-	319,470

Net loss	-	-	-	-	-	-	-	(800,220)	(800,220)

Balances at March 31, 2019	67	$67	27,975	$27,975	336,957,722	$3,370	$36,147,902	$(34,783,171)	$1,396,143

F-4

AVANT DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	March 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(533,104)	$(800,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	229,579	114,104
Stock-based compensation expenses	290,770	-
Adjustments to accounts payable	(1,136,167)	-
Loss on change in fair value of derivatives	-	(68,546)
Accounts receivable	(17,454)	-
Furniture and equipment & other fixed assets	(331,939)	(120,199)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(98,907)	-
Accounts payable and other liabilities	(211,077)	396,797
Due to related party	(27,217)	20,610
Reduction in notes payable	(200,332)	-
Accrued liabilities	(623,434)	92,539

Net cash used in operating activities	(2,659,282)	(364,915)

Cash Flows from Investing Activities:
Licensing costs	-	56,000
Other Assets	6,300	5,300

Net cash provided by (used in) investing activities	6,300	61,300

Cash Flows from Financing Activities:
Proceeds from sale of preferred stock	3,290,920	319,470

Net cash provided by financing activities	3,290,920	319,470

Net change in cash	637,938	15,855

Cash at beginning of period	569,960	30,896

Cash at end of period	$1,207,898	$46,751

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$14,930	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Preferred stock issued for debt settlement	$290,770	$-

F-5